Exhibit 10.3

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Voting Agreement”) is being delivered to you in connection with an understanding by and between Adial Pharmaceuticals, Inc. a Delaware corporation (the “Company”), and the person or persons named on the signature pages hereto.

The Holder agrees to vote all shares of Common Stock it beneficially owns on and after February 23, 2023, including shares of Common Stock, if any, purchased in the public offering pursuant to the terms of a Securities Purchase Agreement dated the date hereof, with respect to all of the proposals presented by the Company to the stockholders of the Company at the Company’s next meeting of its stockholders, including at every adjournment or postponement thereof, or any subsequent meeting of its stockholders duly called for the same or similar purposes. For clarity, the Holder’s agreement to vote its shares of Common Stock in accordance with the immediately preceding sentence, does not require the Holder to vote its shares for or against any particular proposal or proposals, whether or not such proposal or proposals are recommended by the Company’s board of directors.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Voting Agreement must be in writing and shall be delivered to the Holder at the e-mail address or facsimile number on the signature page hereto.

This Voting Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Voting Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Voting Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Voting Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Voting Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Voting Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Voting Agreement, the other party or parties hereto will not have an adequate remedy at law for money damages in the event that this Voting Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

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The parties hereto have executed this Voting Agreement as of the date first set forth above.

ADIAL PHARMACEUTICALS, INC.

By:
Name:
Title:

HOLDER: